DINEWISE REPORTS FIRST QUARTER 2007 RESULTS

FARMINGDALE, N.Y. – (BUSINESS WIRE) – May 17, 2007 – DineWise, Inc. (OTCBB:DWIS), a leading direct marketer of delicious, chef-prepared meals and quality foods since 1959, today announced its first quarter results for the period ended April 1, 2007.

Revenues for the first quarter of 2007 from the Company’s DineWise® branded product line increased 656% to $612,000 from $81,000 for the comparable period in 2006.  On a subsequent quarter-over-quarter basis, DineWise-branded product sales increased 13% over $541,000 reported in the fourth quarter of 2006.  Consolidated revenues for both the DineWise-branded products and the Company’s Colorado Prime Foods business totaled $2,687,000, a 5% decline from consolidated revenues of $2,828,000 posted for the first quarter in the previous year.  Operating expenses for the three months ended April 1, 2007, decreased to $1,513,000, or 7% from $1,619,000 reported for the same period in 2006.  This decrease was largely due to a change in estimate in accounting for sales taxes of $209,000 and lower delivery expenses of $84,000, offset, in part by, additional spending related to marketing programs associated with the DineWise-branded products, investor relations awareness, mergers and acquisition consulting fees and non-cash stock compensation expenses.

Net loss available to common stockholders totaled $119,000, or $0.00 loss per basic and diluted share for the current reporting period.  This represents a 92% improvement on a year-over-year basis of $1,425,000, or $0.06 loss per basic and diluted share posted for the first quarter in the prior year, which included an accrual of preferred stock dividends of $1,193,000.   As of April 1, 2007, the Company had $1,866,000 in cash and cash equivalents and a total stockholders’ deficit of $3,790,000.  DineWise raised $1.75 million in capital through a private placement with an institutional investor during the first quarter of 2007.

It’s important to note that DineWise operates on a fiscal year that ends on the last Sunday of December.  Consequently, its 2007 fiscal year will consist of a 52-week period, which began on January 1, 2007 and will end on December 30, 2007.  DineWise’s 2006 fiscal year consisted of a 53-week period, which began on December 26, 2005 and ended on December 31, 2006.  Thomas McNeill, Vice President and CFO of DineWise, stated, “On a comparable basis, our DineWise-branded sales of $612,000 exceeded our fourth quarter 2006 sales, on a pro-rata 13 week period, of $502,000.  We are very pleased with this sequential 22% increase, especially in light of the fourth quarter 2006 holiday season lift.  Further, with the success to date of our DineWise-brand, we have greatly mitigated the overall sales decline we have experienced in the past.  We are working with clarity and purpose to advance our Dinewise sales gains in the future, thus positioning us to achieve our goal of quarter over quarter sales gains in the future.”

Paul Roman, Chairman and CEO of DineWise, added, “Our Company’s first quarter results are reflective of the progress we have made in growing our national customer base for our DineWise-branded products.  With five consecutive quarters of steady upward revenue growth for such products, coupled with the relative stabilization of our legacy CPF business, our strategic shift in business direction is beginning to produce positive results that we believe we can continue to build on.  Moreover, through continued investment in our multi-channel marketing programs, which include web advertising, search engine optimization and increased circulation of our catalog to approximately 210,000 consumers in the first quarter, we expect that our positive growth trend with DineWise-branded products will persist and strengthen over time.”

“In addition to our expectations for a strong organic growth on a go-forward basis, we also remain committed to our growth-through-acquisition strategy.  We have been working closely with our professional advisors in this regard to identify candidates for merger or acquisition consideration that we believe would be synergistic to, and enhance our business.  DineWise is also intent on pursuing strategic marketing relationships with other leading niche players in those sectors whose products and services can be cross-leveraged and cross-marketed with our DineWise-branded products to achieve greater market penetration and brand awareness.  In the coming months, we look forward to detailing more on these and other initiatives currently in development,” concluded Roman.

About DineWise, Inc.

Headquartered in Farmingdale, New York, DineWise is one of the nation's leading multi-channel direct marketers of the finest, chef-prepared meals delivered directly to your door and ready to serve in minutes.  Since 1959, DineWise has been assisting time-starved, nutritionally conscious, and temporarily or permanently homebound consumers enjoy easy, quick, customized meals.  DineWise caters to the growing need for products and services that address prevailing consumer demand for convenience, nutrition and weight management solutions.  To learn more, visit www.DineWise.com and find a complete menu of nutritious and convenient dining solutions.

DINEWISE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

		(audited)
	4/1/07	12/31/06
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 1,866	$ 816
Due from financial institution	177	65
Inventories	225	232
Prepaid expenses and other assets, net	101	71

TOTAL CURRENT ASSETS	2,369	1,184

Property and equipment, net	294	318
Deferred finance costs	516	338
Other assets, net	34	42

TOTAL ASSETS	$ 3,213	$ 1,882

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 585	$ 619
Accrued expenses	1,562	1,438
Deferred revenue	325	338
Income and other taxes payable	80	287
Convertible debt, short-term	200	-
Capital lease obligation, short-term	10	12

TOTAL CURRENT LIABILITIES	2,762	2,694

Convertible debt	2,487	1,365
Derivative liability	1,588	1,338
Capital lease obligation	41	44
Accrued expenses, long-term portion	125	150

TOTAL LIABILITIES	7,003	5,591

STOCKHOLDERS' DEFICIT:
Preferred stock	-	-
Common stock	30	30
Additional paid-in capital	40,596	40,558
Accumulated deficit	(44,416)	(44,297)

TOTAL STOCKHOLDERS' DEFICIT	(3,790)	(3,709)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 3,213	$ 1,882

DINEWISE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)

	(unaudited)
	THREE MONTHS ENDED

	4/1/07	3/26/06

Revenues	$ 2,687	$ 2,828

Gross profit	1,343	1,388

Operating expenses	1,513	1,619

Operating loss	(170)	(231)

Interest (income) expense	(53)	-

Loss before provision for income taxes	(117)	(231)

Provision for income taxes	2	1

Net loss	(119)	(232)

Preferred stock dividend	$ -	$ 1,193

Net loss available to common stockholders	$ (119)	$ (1,425)

Net loss per share (basic and diluted) (1) (2)	($0.00)	($0.06)

Common shares used in computing net loss
per share amounts (basic and diluted) (1) (2)	30,005,799	25,799,141

(1) FOR THE THREE-MONTHS ENDED APRIL 1, 2007 AND MARCH 26, 2006
THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE
CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE
POTENTIAL SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.

(2) THE COMPANY IS USING THE NUMBER OF SHARES THAT WERE ISSUED TO THE
SHAREHOLDERS OF NEW COLORADO PRIME HOLDINGS FOR ALL PERIODS PRESENTED
THAT ARE PRIOR TO THE CLOSING DATE OF THE REVERSE ACQUISITION ON JULY 14, 2007
FOR PURPOSES OF CALCULATING EARNINGS PER SHARE

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms DineWise has filed with the Securities and Exchange Commission.

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Elite Financial Communications Group, LLC/Elite Media Group

For Investors:  Daniel Conway, Chief Strategists, dan@efcg.net

For Media:  Ryan Marks, Director, Media Relations, ryan@efcg.net

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